Employment Agreement

This employment agreement ("Agreement") is made and entered into this October 25, 2019, by and between Textmunication Holdings, Inc., a Nevada corporation, hereinafter referred to as the "Employer" or "Company" and Pam Kerwin, hereinafter referred to as the "Employee."

The Employer is engaged in the business of providing vertical cannabis integration solutions and desires the Employee to serve as Chief Operating Officer for the Employer, reporting to the CEO.

This Agreement is made a condition of certain Membership Interest Purchase Agreements (the "Purchase Agreements") of even date herewith, wherein the Employee is selling his membership interests in Resonate Blends, LLC and Entourage Labs, LLC, California limited liability companies, to the Employer.

Base Salary. Your annual base salary is $120,000 at the rate of $5,000 per semi-monthly pay period, representing payment for all hours worked ("Base Salary"). Your Base Salary will increase to $150,000 upon the achievement of Milestone 1 (defined below) and to $180,000 upon the achievement of Milestone 2 (also defined below). Your Base Salary is payable in accordance with the Company's regular payroll practices and subject to customary and required withholdings and deductions. Your pay for the first pay period of your employment will be prorated based on the number of days you work in that pay period.

"Milestone 1" shall occur upon the launch of Koan and includes the following:

- Compliant supply lines signed up;
- Adopted by fifteen (15) stores;
- First Koan product launched;
- Social media presence established;
- Distribution in place;
- Website completed; and
- Brand established, including educational philosophy and elements, communication style, SOP and style guide completed.

"Milestone 2" shall occur upon the expansion and performance of Koan and includes the following:

- Forty (40) outlets for First Koan Product;

- Two Hundred Thousand Dollars ($200,000) in revenue on a monthly basis;
- Second product line designed and ready for launch, including; formulization, packaging and launch plan;
- All required California licenses applied for, received or secured;
- Mobile application MVP launched;
- Management support of holding company objectives

Bonus. You are eligible for a bonus based upon the future performance of product sales of Resonate Blends and Entourage Labs, as determined in the sole discretion of Employer's board of directors.

Equity. You will be entitled to participate in the Employer's stock incentive plan with other similarly situated executives, as determined in the sole discretion of the Employer's board of directors.

Job Responsibilities. As Chief Operating Officer your responsibilities will include, but are not limited to the following:

- Growing and maintaining all of Resonate Blends Products
- Managing company internal communication and assuring timely completion of projects;
- Monitoring regulations and assuring product and company compliance;
- Establishing and maintaining responsible financial management systems
- Establishing and maintaining strategic partnerships in support of business expansion
- Providing support to holding company growth objectives and public company responsibilities

Employee Benefits. In addition to your compensation, you will have the opportunity to participate in various Employer benefit programs offered to employees, pursuant to the terms and conditions of such programs, including applicable waiting periods prior to eligibility. You will also be eligible to participate in the Company vacation plan, which provides for 5 paid holidays and 10 additional days paid vacation. Please note that the Company reserves the right to change or discontinue any of our benefits, plans, providers, and policies, at any time.

Expense Reimbursement. We will reimburse you for all approved business travel costs incurred by you pursuant to the terms of the Employer's travel policy. Additionally, travel and accommodations shall be provided during required time within the corporate offices per approved travel budget from the Board of Directors.

Term. Your term of employment is for two years. You may request to terminate your employment contract and forfeit all benefits and equity grants, if provided, with a 30 day notice. Should you terminate your employment before two years, you will forfeit the right to earn any future milestone achievement benefits entirely regardless of how close the company may be to achieving them. However, should a change of control occur resulting in the sale of the business anytime within 9 months of termination, all milestone achievements shall be deemed accomplished and all rights to the shares shall immediately vest prior to the close of such Change of Control event.

The Company may not terminate your employment without Cause within the first six (6) months. The Company may terminate your employment at any time for Cause as defined in Severance passage below.

At the end of your employment term, an option to continue employment at an annual contract or at-will employment will be available if agreed upon by both parties.

- Severance Pay. If your employment agreement is terminated at any time by the Company without Cause (defined below) before twelve (12) months, which termination shall be effective immediately upon the date of delivery of written notice to you (or at such later date as otherwise specified in such notice), the Company shall continue to pay you, as severance pay, the monthly portion of your Base Salary for a period of six (6) weeks following such termination, subject to your continued compliance with the terms and

conditions of this Agreement and the Business Protection Agreement. If your employment agreement is terminated at any time by the Company without Cause at twelve months or thereafter, the Company shall continue to pay you, as severance pay, the monthly portion of your Base Salary for a period of eight (8) weeks following such termination, subject to your continued compliance with the terms and conditions of this Agreement and the Business Protection Agreement. If you are fired without cause, the non-compete restriction of the Business Protection agreement is limited to the period of severance. If your employment is terminated for Cause, you will be entitled to no severance pay, but you will continue to be bound by the Business Protection Agreement. For purposes of this Agreement, "Cause" will mean;

- Fraud, embezzlement, or theft;
- Willful misconduct damaging to the company, its reputation, products, services, or customers;
- Intentional violation of any law;
- Intentional fraudulent financial statements submitted to our CPA and auditor;
- Inability to work with management and co-workers due to poor attitude, consistently missing project deadlines, absent from work without prior notice if curable, is not cured to the Board of Director's reasonable satisfaction within fifteen (15) days after written notice thereof to Employee.
- Any unauthorized disclosure of any trade secret or confidential information of the company or a subsidiary;
- Being charged with a felony or a misdemeanor involving moral turpitude

Business Protection Agreement. The Employer considers the protection of its confidential information, proprietary materials and goodwill to be extremely important. Accordingly, as a condition of your employment with the Employer, which is a condition of the Purchase Agreement, you will be required to execute and return to the Employer the enclosed Business Protection Agreement on or before your first day of employment.

Required I-9 Documentation. Your employment by the Company is also subject to you providing the Employer with proof of your legal right to work in the United States by completing the Form I-9 and providing the Employer with the accepted documents specified on the Form I-9 on your first day of employment.

Certifications. As a condition of your employment, you certify to the Employer that you are free to enter into and fully perform the duties of your position, and that you are not subject to any employment, confidentiality, non-competition or other agreement that would restrict your performance for the Employer. If you are subject to any such agreement, please forward it to the Employer as soon as possible.

Additionally, as a condition of your employment, you certify that you will not disclose to or use for the benefit of the Employer any trade secret or confidential or proprietary information of any previous employer. You further affirm that you have not divulged or used any such information for the benefit of the Employer, and that you have not and will not misappropriate any such information from any former employer.

Governing Law and Forum. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST

BE BROUGHT EXCLUSIVELY IN A FEDERAL OR STATE COURT LOCATED IN LOS ANGELES< CALIFORNIA (COLLECTIVELY THE "DESIGNATED COURTS"). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

Entire Agreement. This Agreement and your signed Business Protection Agreement, states the terms of your employment and supersedes and cancels any prior oral or written representations, offers or promises made by the Employer and any understandings or agreements, whether written or oral, between the Employer and you.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EMPLOYER

Wais Asefi
Chairman of the Board

EMPLOYEE

Pamela J. Kerwin

Pamela Kerwin